Exhibit 99.01

GRIC Announces Appointment of CFO

Daniel Fairfax to Provide Over 20 Years of Financial Leadership Experience

MILPITAS, CA – February 18, 2004 –GRIC Communications, Inc., (NASDAQ: GRIC), a leading enterprise provider of secure managed broadband and global remote access solutions, today announced the appointment of Daniel Fairfax as its new Senior Vice President of Finance and Chief Financial Officer. Fairfax will assume his new role effective February 23, 2004 and will report to GRIC’s President and Chief Executive Officer, Bharat Davé.

Fairfax, age 48, served from 2000 to 2003 as Chief Financial Officer of Ironside Technologies, Inc., a privately held developer of supplier-focused real-time integration and e-commerce application software for manufacturers and distributors. He oversaw the acquisition of Ironside by SSA Global Technologies in June 2003. From 1998 through 1999, he served as Chief Financial Officer of Acta Technology, a developer of data-warehousing and application integration software for ERP-based business information and e-commerce applications. Between 1993 and 1998, Fairfax served as Chief Financial Officer of privately held NeoVista Software, which provided scalable intelligent data mining software and related business intelligence applications for Global 2000 companies. Joining Siemens Corporation following the acquisition of the Industrial Laser Division of Spectra-Physics, Fairfax held both operational and financial positions from 1988 to 1993, most recently having served as Senior Vice President and General Manager of U.S. Operations for Siemens’ Rofin-Sinar Laser Group. From 1982 to 1988, Fairfax held a variety of financial management positions at Spectra-Physics, Inc. From 1979 through 1982, Fairfax provided management consulting services in Ernst & Young’s national telecommunications practice. Fairfax holds a bachelors degree in economics from Whitman College and a masters of business administration degree from the University of Chicago. He is licensed as a certified public accountant in the State of California.

“We are thrilled to have Dan come aboard to provide us with the financial leadership required to help us execute our plans to capture an increasing share of the enterprise market for managed mobile and remote worker solutions,” said Davé. “Dan not only brings with him over 20 years of broad-based industry experience in finance, accounting, information systems and strategic planning, but he is an operations-oriented executive. In today’s financial environment, a young and growing public company like ours will benefit from a strong financial leader such as Dan who can build upon the foundation we have laid and ensure the continued integrity of our financial reporting and compliance systems, provide creative strategic financial direction and communicate effectively with investors and the analyst community.”

“I would also like to thank Bill Feichtmann, our Corporate Controller, for his excellent support during the recent transition period while he served as our Acting Chief Financial Officer,” stated Davé. “Moving forward, by combining the extensive financial skills and expertise of Dan and Bill, I am confident that we are well positioned to take the company to the next level of growth and development.”

About GRIC Communications, Inc.

GRIC Communications, Inc. is a leading enterprise provider of secure broadband and global remote access solutions including solutions for mobile offices, teleworker/home offices, and branch office/retail environments. GRIC’s managed solutions enable enterprises to dramatically reduce the cost, complexity, and risk of remote office networking, while maximizing the productivity of mobile and remote workers. The GRIC TierOne Network(TM) is the world’s largest access network and features more than 40,000 wired and wireless access points in over 170 countries and territories. GRIC’s network is the world’s largest mobile broadband network, with over 7,400 mobile broadband access points currently deployed - 6,100 Wi-Fi hotspots and 1,350 Ethernet locations, primarily in hotels. More information about GRIC is available at www.gric.com or by calling 877-GET-GRIC in North America or 408-955-1920 elsewhere.

This news release may include “forward-looking” statements, including projections about the business of GRIC Communications, Inc., within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, statements in the future tense are forward-looking statements. These forward-looking statements are based on information available to us at the time of the release and we assume no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance and actual results could differ materially from our current expectations as a result of numerous factors, including t he risks and uncertainties associated with our business that are detailed in our most recent reports on Form 10-K and Form 10-Q on file with the SEC and available through www.sec.gov .

GRIC, GRIC TierOne Network and the GRIC logo are trademarks of GRIC Communications, Inc. All other trademarks mentioned in this document are the property of their respective owners.